Exhibit 23.1


                   Consent of Liebman Goldberg & Drogin, LLP.


                 [Letterhead of Liebman Goldberg & Drogin, LLP]



               Consent of Independent Certified Public Accountant

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-62240) of Jaguar Investments, Inc. and Subsidiaries of our report dated May 17, 2002, which appears on pages 31 to 46 of this annual report on Form 10-K for the year ended December 31, 2001.

/s/ Liebman Goldberg & Drogin, LLP
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Liebman Goldberg & Drogin, LLP
Garden City, New York

May 20, 2002